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                                                               EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vysis, Inc. of our report dated March 13, 1998 relating to the consolidated financial statements and financial statement schedule which appears on page 34 of the Vysis Inc. Annual Report on Form 10-K for the year ended December 31, 1999.

PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
March 29, 2000